UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2016 (December 13, 2016)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On December 13, 2016, Harte Hanks, Inc. (the “Company”), entered into a Waiver and Third Amendment to Credit Agreement (the “Credit Agreement Amendment”) with Wells Fargo Bank, N.A., as Administrative Agent, which waived an event of default under and amended certain provisions of the Company’s Credit Agreement (the “Credit Agreement”) dated March 10, 2016 with Wells Fargo Bank, N.A., as Administrative Agent.  Among other matters, the Credit Agreement Amendment (i) waived an event of default under the Credit Agreement caused by the Company’s failure to have a Fixed Charge Coverage Ratio of at least 1.1:1.0 measured for the 12 month period ending October 31, 2016 and (ii) amended the Credit Agreement to increase the interest rate on all loans under the Credit Agreement by one percentage point per annum effective December 1, 2016.

The foregoing description of the Credit Agreement Amendment is subject to and qualified in its entirety by reference to the full text of the Credit Agreement Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in Item 1.01 above with respect to the entry by the Company into the Waiver and Third Amendment to Credit Agreement, which disclosures are incorporated into this Item 2.03 by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is being filed herewith.

10.1	Waiver and Third Amendment to Credit Agreement dated December 13, 2016, with Wells Fargo Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016		HARTE HANKS, INC.

	By:	/s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Waiver and Third Amendment to Credit Agreement dated December 13, 2016, with Wells Fargo Bank, N.A., as Administrative Agent.